SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 25, 2005
WHITE ELECTRONIC DESIGNS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Indiana	1-4817	35-0905052

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 E. University Drive, Phoenix, Arizona	85034

(Address of Principal Executive Offices)	(Zip Code)
(602) 437-1520
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01. ENTRY INTO A MATERIAL AGREEMENT
SIGNATURES

ITEM 1.01. ENTRY INTO A MATERIAL AGREEMENT
     On August 25, 2005, the Company’s Board of Directors approved an acceleration of the vesting of all unvested options, excluding options granted to non-employee directors, to purchase shares of the Company’s stock, for which the option exercise price is in excess of the closing price for the Company’s common stock on September 30, 2005. This acceleration is effective as of September 30, 2005. Based on the closing price of the Company’s common stock on August 25, 2005 ($5.17) as reported on NASDAQ, the Board’s action would result in the acceleration of 164,864 options that have an average exercise price of $6.99 per share. The actual number of shares accelerated will be determined based on the closing price of the Company’s common stock on September 30, 2005. The primary purpose of the acceleration is to eliminate future compensation expense the Company would otherwise recognize in its income statement with respect to such options after the new accounting rules regarding expensing of stock options, Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (SFAS 123R), becomes effective.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE ELECTRONIC DESIGNS CORPORATION
Date: August 30, 2005	By:	/s/ Hamid R. Shokrgozar
Hamid R. Shokrgozar
Chairman, President and Chief Executive Officer